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                                                                    EXHIBIT 99.1




David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Mark Dunsheath
Managing Director, Capital Markets
(215) 444-5882
mdunsheath@advanta.com




                                                           FOR IMMEDIATE RELEASE



                       ADVANTA ANNOUNCES OFFER TO PURCHASE
                          MEDIUM-TERM PROMISSORY NOTES

Spring House, PA, March 7, 2001 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) announced today an offer to purchase its outstanding Medium-Term Promissory Notes, Series B, Series C and Series D at their par (or face) value, plus any accrued and unpaid interest, subject to the satisfaction of certain conditions. The expiration date for holders to tender their notes is April 3, 2001, unless otherwise extended by the Company.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are factors
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affecting the timing and completion of the tender offer. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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